Exhibit B-206

                         The Companies Act 1985 and 1989

                   An Unlimited Company Having A Share Capital

                             ARTICLES OF ASSOCIATION

                                       OF

                          AVON ENERGY PARTNERS HOLDINGS

             Adopted by Special Resolution passed on 19 January 2000
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                                   Preliminary

1 The regulations contained in Table A in The Companies (Tables A to F) Regulations 1985 (as amended so as to affect companies first registered on the date of incorporation of the Company) shall, except as hereinafter provided and so far as not inconsistent with the provisions of these Articles, apply to the Company to the exclusion of all other regulations or Articles of Association. References herein to regulations are to regulations in the said Table A unless otherwise stated.

                                  Share Capital

2 The share capital of the Company is 660,000,000 British pound sterling divided into 660,000,000 Ordinary Shares of 1 British pound sterling each, which shall be identical in all respects and rank pari passu save as described in the next sentence.

3

      3.1 Subject to Section 80 of the Act, all unissued shares shall be at the disposal of the Directors and they may allot, grant options over or otherwise dispose of them to such persons, at such times, and on such terms as they think proper.

      3.2

            3.2.1 Pursuant to and in accordance  with Section 80 of the Act, the
                  Directors shall be generally and unconditionally authorized to exercise during the period of five years from the date of the adoption of this Article all the powers of the Company to allot relevant securities up to an aggregate nominal amount of 660,000,000 British pound sterling* ; and

            3.2.2 by such  authority the Directors may make offers or agreements which would or might require the allotment of relevant securities after the expiry of such period;

3.3 Section 89(1) of the Act shall not apply to the allotment by the Company of equity securities.

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*  As altered by  Resolutions  in Writing of all the Members  passed on the 21st day of June 1996 and the 19 th day of September 1996.

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      3.4   Words and  expressions  defined in or for the  purposes  of the said
            Section 80 or the said Section 89 shall bear the same meanings in this Article.

4     The Company may by special resolution:

      4.1 increase the share capital by such sum to be divided into shares of such amount as the resolution may prescribe;

      4.2 consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

      4.3 subdivide its shares, or any of them, into shares of a smaller amount than its existing shares;

      4.4 cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person;

      4.5 reduce its share capital and any share premium account in any way.

            Regulations 32 and 34 shall not apply to the Company.

           Redeemable Shares and Purchase of Shares by the Company

5 In addition to and without prejudice to the powers in Clause 4 above, the Company may:

      5.1 issue shares which are to be redeemed or liable to be redeemed at the option of the Company or the holder thereof except that no redeemable shares may be issued at any time when there are no issued shares of the Company which are not redeemable;

      5.2 purchase its own shares, including its own redeemable shares, subject to the terms of the purchase being authorized by a Special Resolution in general meeting.

            Regulations 3 and 35 shall not apply.

                         Proceedings at General Meetings

6 In the case of a corporation, a resolution in writing may be signed on its behalf by a Director or the Secretary thereof or by its duly appointed attorney or duly authorized representative.

      Regulation 53 shall be extended accordingly. Regulation 53 (as so extended) shall apply mutatis mutandis to resolutions in writing of any class of members of the Company.

7 The members shall be deemed to meet together if, being in separate locations, they are nonetheless linked by conference telephone or other communication equipment which allows those participating to hear and speak to each other. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the Chairperson of the meeting then is.

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8     An instrument appointing a proxy (and, where it is signed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof) must either be delivered at such place or one of such places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting (or, if no place is so specified, at the registered office) before the time appointed for holding the meeting or adjourned meeting or be delivered to the Secretary (or the Chairperson of the meeting) on the day and at the place of, but in any event before the time appointed for holding, the meeting or adjourned meeting. The instrument shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates. An instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates. Regulation 62 shall not apply.

9 At a general meeting, but subject to any rights or restrictions attached to any shares, on a show of hands every member present in person or by proxy (or being a corporation present by a duly authorized representative) shall have one vote, and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder. Regulation 54 shall not apply.

                               Number of Directors

10 The directors shall number between four and eight as the members of the Company may by Ordinary Resolution from time to time determine. The Company may by Ordinary Resolution vary the minimum number and/or maximum number of Directors. Regulation 64 shall be modified accordingly.

                               Alternate Directors

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      11.1  Any  Director  (other than an alternate  Director)  may by notice in writing to the Company appoint any other Director, or any other person who is willing to act, to be an alternate Director and may remove from office an alternate Director so appointed by him. Regulation 65 shall not apply.

      11.2 An alternate Director shall be entitled to receive notices of meetings of the Directors and of any committee of the Directors of which his appointor is a member and shall be entitled to attend and vote as a Director and be counted in the quorum at any such meeting at which his appointor is not personally present and generally at such meeting to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he were a Director. If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director, his voting rights shall be cumulative but he shall not be committed more than once for the purposes of the quorum. The signature of the alternate to any resolution in writing of the Directors shall be as effective as the signature of his appointor. An alternate Director shall not (save as aforesaid) have power to act as a Director, nor shall he be deemed to be a Director for the purposes of these Articles, nor shall he be deemed to be the agent of his appointor. Regulations 66 and 69 shall not apply.

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      11.3  An  alternate   Director  shall  be  entitled  to  contract  and  be
            interested  in  and  benefit  from  contracts  or   arrangements  or
            transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

                         Delegation of Directors' Powers

12 In addition to the powers to delegate contained in Regulation 72, the Directors may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to committees consisting of one or more Directors and (if thought fit) one or more other named person or persons to be co-opted as hereinafter provided. Insofar as any such power or discretion is delegated to a committee, any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise thereof by such committee. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorize the co-option to the committee of persons other than Directors and may provide for members who are not Directors to have voting rights as members of the committee but so that (a) the number of members who are not Directors shall be less than one-half of the total number of members of the committee and (b) no resolution of the committee shall be effective unless passed by a majority including at least one member of the Committee who is a Director. Regulation 72 shall be modified accordingly.

                   Appointment and Retirement of Directors

13 The Directors shall not be subject to retirement by rotation. Regulations 73 to 75 and the second and third sentences of Regulation 79 shall not apply, and other references in the said Table A to retirement by rotation shall be disregarded.

14 Any Director who reaches the age of 70 shall be required to vacate office.

                  Disqualification and Removal of Directors

15 The office of a Director shall be vacated in any of the events specified in Regulation 81 and also if he shall in writing offer to resign and the Directors shall resolve to accept such offer or if he shall be removed from office by notice in writing signed by all his co-Directors (being at least two in number) but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company.

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16    Any provision of the Act which, subject to the provisions of the Articles, would have the effect of rendering any person ineligible for appointment or election as a Director or liable to vacate office as a Director on account of his having reached any specified age or of requiring special notice or any other special formality in connection with the appointment or election of any Director over a specified age, shall not apply to the Company.

                            Remuneration of Directors

17 Any Director who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Directors may determine. Regulation 82 shall be extended accordingly.

                            Proceedings of Directors

18 The quorum for the transaction of the business of the Directors shall be four. A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum. Regulation 89 shall not apply.

19 The Directors, and any committee of Directors, shall be deemed to meet together if, being in separate locations, they are nonetheless linked by conference telephone or other communication equipment which allows those participating to hear and speak to each other and a quorum in that event shall be four such persons so linked. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the Chairperson of the meeting then is.

20 On any matter in which a Director is in any way interested he may nevertheless vote and be taken into account for the purposes of a quorum provided that he has disclosed any interest he may have in accordance with section 317 of the Act and (save as otherwise agreed) may retain for his own absolute use and benefit all profits and advantages directly or indirectly accruing to him thereunder or in consequence thereof. Regulations 94 to 98 shall not apply.

21 Directors who are absent from the United Kingdom shall be entitled to the same notice of all meetings of the Directors as Directors not so absent. If a Director who is absent from the United Kingdom does not advise the Company in writing of his overseas address, notice to his usual address in the United Kingdom shall be deemed sufficient notice for the purposes of this Article.

                                     Notices

22 A member whose registered address is not within the United Kingdom shall be entitled to have notices sent to him as if he were a member with a registered address within the United Kingdom and the last sentence of Regulation 112 shall not apply.

                                    Indemnity

23

      23.1 Subject to the provisions of and so far as may be permitted by law, every Director, Secretary or other officer of the Company shall be entitled to be indemnified by the Company out of its own

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            funds  against  and/or  exempted  by the  Company  from  all  costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in his favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court. Regulation 118 shall not apply.

      23.2 Without prejudice to paragraph 23.1 of this Article, the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of any Relevant Company (as defined in paragraph 23.3 of this Article) or who are or were at any time trustees of any pension fund or employees' share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees' share scheme.

      23.3 For the purpose of paragraph 23.2 of this Article, "Relevant Company" shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of any such other body.

24 Any member holding, or any members together holding, shares carrying not less than 90 per cent of the votes which may for the time being be cast at a general meeting of the Company may at any time and from time to time:

      (a) appoint any person to be a Director (whether to fill a vacancy or as an additional Director);

      (b) remove from office any Director howsoever appointed but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company;

      (c) by written notice to the Company require that no unissued shares shall be issued or agreed to be issued or put under option without the consent of such member or members;

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      (d)  restrict any or all powers of the  Directors in such  respects and to such extent as such member or members may by written notice to the Company from time to time prescribe.

           Any such appointment, removal, consent or notice shall be in writing served on the Company and signed by the member or members. No person dealing with the Company shall be concerned to see or enquire as to whether the powers of the Directors have been in any way restricted hereunder or as to whether any requisite consent of such member or members has been obtained and no obligation incurred or security given or transaction effected by the Company to or with any third party shall be invalid or ineffectual unless the third party had at the time express notice that the incurring of such obligation or the giving of such security or the effecting of such transaction was in excess of the powers of the Directors.

           To the extent of any inconsistency this Article shall have overriding effects as against all other provisions of these Articles.

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